Exhibit 10.2

OPTION AGREEMENT

UNDER THE

2014 OMNIBUS INCENTIVE PLAN

FOR VERITEX HOLDINGS, INC.

This agreement (“Award Agreement”) is made effective on the        day of                   ,              (the “Grant Date”) between Veritex Holdings, Inc., a Texas corporation (the “Company”), and                                      (“Participant”). Except as otherwise defined herein, capitalized terms shall have the meaning set forth in the 2014 Omnibus Incentive Plan for Veritex Holdings, Inc. (the “Plan”), the terms of which are incorporated herein by reference.

To carry out the purposes of the Plan, to which this Award Agreement is expressly subject, by affording Participant the opportunity to purchase Shares, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Participant hereby agree as follows:

1.                                      Grant of Option. The Company hereby grants to Participant an Option to purchase all or any part of an aggregate of            Shares, on the terms and conditions set forth herein and in the Plan. The Option is a non-qualified option and is not an incentive stock option satisfying the requirements of Section 422 of the Code.

2.                                      Exercise Price.  The exercise price of the Option shall be $                   per Share.

3.                                      Vesting of Option.

(a)                                 Vesting Schedule. Subject to the further provisions of this Award Agreement, the Option granted pursuant to this Award Agreement shall vest in installments pursuant to the schedule below:

Vesting Date	Cumulative Percentage of Options Vested

First Anniversary of Grant Date	20%
Second Anniversary of Grant Date	40%
Third Anniversary of Grant Date	60%
Fourth Anniversary of Grant Date	80%
Fifth Anniversary of Grant Date	100%

(b)                                 Vesting Upon Certain Terminations.  Notwithstanding the foregoing and subject to the Committee’s determination, in the event of Participant’s Termination (as defined below) due to the Participant’s Retirement, Disability or death, any portion of the

Option that is unvested and not previously forfeited on the date of such Termination shall immediately become vested.  For purposes of this Award Agreement, “Retirement” means the Participant’s voluntary Termination, with the consent of the Company, on or after the date on which Participant attains age sixty-five (65) and has ten (10) Years of Service.  For purposes of this Award Agreement, “Disability” means (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three (3) months under the Company’s accident and health plan.  For purposes of this Award Agreement, “Termination,” when used with respect to a Participant, means, unless otherwise required under Section 409A of the Code, that the relationship between the Participant and the Company and its Subsidiaries as an employee or Director has, in the judgment of the Committee, ended.

(c)                                  Forfeiture Upon Termination.  Except as otherwise provided above in this Section 3, to the extent any portion of the Option is unvested and not previously forfeited on Participant’s date of Termination for any reason, such portion of the Option shall immediately be terminated and forfeited.

4.                                      Exercise of Vested Option.

(a)                                 Method of Exercise. Subject to the earlier expiration of the Option as herein provided or required pursuant to the terms of the Plan, the vested portion of the Option may be exercised at any time as provided in this Section 4, in whole or in part, by written notice (which complies in all respects with the provisions of this Award Agreement) and payment of the exercise price to the Company at its principal executive office addressed to the attention of the Secretary of the Company, identifying the Option and specifying the number of Shares that Participant desires to purchase, such exercise to be effective at the time of receipt of such written notice at the Company’s principal executive office during normal business hours. The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Committee to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

(b)                                 Payment of Exercise Price. Upon exercise of the Option, the full exercise price (and, unless other arrangements have been made with the Committee, all required withholding taxes) for the Shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or equivalents thereof or by check payable to and acceptable to the Company, (ii) by tendering to the Company Shares owned by Participant (provided that the Committee may, upon confirming that Participant owns the number of Shares being tendered, authorize the issuance of a new certificate for the number of Shares being acquired pursuant to the exercise of the Option less the number of Shares being tendered upon the exercise and return to Participant (or not require surrender of) the certificate for the Shares being tendered upon the exercise), (iii) by having the Company withhold Shares otherwise deliverable pursuant to the exercise of the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) by a broker-assisted market sale or “cashless exercise,” (v) subject to approval of the Committee, by other cashless exercise arrangements or (vi) subject to approval of the Committee, by any combination of the foregoing methods. Payment instructions will be received subject to collection.

(c)                                  Exercise Following Termination for Reasons Other than Retirement, Disability or Death.  Subject to Section 4(e), if Participant experiences a Termination due to reasons other than Participant’s Retirement, Disability or death, the Option shall be exercisable by Participant only within three (3) months after such Termination, but only to the extent the Option was vested on the date of Termination. At the end of such three (3) month period, the Option shall expire and be terminated.  Any portion of the Option that is unvested and not previously forfeited on the date of Termination shall immediately be forfeited.

(d)                                 Exercise Following Retirement, Disability or Death. Subject to Section 4(e), if Participant experiences a Termination due to the Participant’s Retirement, Disability or death, the Participant or the Participant’s beneficiary or representative shall have the right to exercise the Option within twelve (12) months after the date of Participant’s Retirement, Disability or death, but only to the extent that the Option was vested on the day immediately prior to Participant’s Retirement, Disability or death. At the end of such twelve (12) month period, the Option shall expire and be terminated. Any portion of the Option that is unvested and not previously forfeited on the day immediately prior to Participant’s Retirement, Disability or death shall immediately be forfeited.

(e)                                  No Exercise Following End of Term. Notwithstanding anything herein to the contrary, in no event shall the Option, or any part thereof, be exercisable on or after the end of the Term (as defined in Section 4(f) below).

(f)                                   Term. “Term” means the period of time beginning on the Grant Date and ending on the day before the tenth (10th) anniversary of the Grant Date.

5.                                      Change in Control. The terms of the Option shall be subject to the Change in Control provisions of Section 17(b) of the Plan.

6.                                      Transferability. The Option may be transferred by Participant to immediate family members, related family trusts, or similar entities for estate planning purposes upon advance notice to and approval by the Committee.  Otherwise, the Option granted hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered by Participant, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Participant or any agent of the Participant or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company.

7.                                      Withholding of Tax. Any cash payment under this Award Agreement shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment (“Tax Amounts”). Any issuance of Shares pursuant to the exercise of the Option under this Award Agreement shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee and subject to the terms of the Plan, include allowing Participant to tender to the Company Shares owned by Participant, or to request the Company to withhold a portion of the Shares being acquired pursuant to the exercise or otherwise distributed to Participant, which have a Fair Market Value per Share as of the exercise date that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable to and acceptable to the Company. Payment instruments will be received subject to collection.

8.                                      Reorganization of the Company.  The existence of this Award Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares corresponding to the Option or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Notwithstanding the foregoing, in the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, disposition, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall (as deemed appropriate) adjust (i) the number and type of Shares subject to, or that may become subject to, this Award Agreement, (ii) the purchase price or exercise price with respect to the Option or (iii) any other limitations contained within the Plan.  Notwithstanding the foregoing, the Committee shall not make any adjustments to the Option that would constitute a modification, extension, or substitution of such rights under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

9.                                      No Rights as Stockholder.  Participant acknowledges that Participant shall not have any right in, or with respect to, any Shares (including, but not limited to, any voting rights or rights with respect to cash or other property (other than Shares) or dividends paid by the Company on Shares) corresponding to the Option unless and until the Option is settled by the issuance of Shares to Participant pursuant to the terms of this Award Agreement.

10.                               Securities Matters. The Option granted herein shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board or the Committee.

11.                               Employment Relationship. For purposes of this Award Agreement, Participant shall be considered to be in the employment of the Company as long as Participant remains an Employee of either the Company or a Subsidiary. Any question as to whether and when there has been a Termination of such employment, for purposes of this Award Agreement, and the cause of such Termination, for purposes of this Award Agreement, shall be determined solely by the Committee, and its determination shall be final. Nothing herein shall give Participant any right to continued employment or affect in any manner the right of the Company or any Subsidiary to terminate the employment of Participant.

12.                               No Guarantee of Tax Consequences. The Company, Board and Committee make no commitment or guarantee to Participant that any federal, state or local tax treatment will apply or be available to any person eligible for benefits under this Award Agreement and assumes no liability whatsoever for the tax consequences to Participant.

13.                               Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this Award is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

14.                               Agreement Subject to Plan.  This Award Agreement is subject to the Plan.  The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  All definitions of words and terms contained in the Plan shall be applicable to this Award Agreement, unless otherwise specifically defined herein.

15.                               Amendment and Termination. This Award Agreement or the Plan may be amended or terminated in accordance with the terms of the Plan.

16.                               Severability. In the event that any provision of this Award Agreement is, becomes or is deemed to be illegal, invalid, or unenforceable for any reason, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or this Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or this Award Agreement, and the remainder of this Award Agreement shall remain in full force and effect.

17.                               Claw-back Policy.  Notwithstanding any other provision of this Award Agreement to the contrary, the Option received by the Participant and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Claw-back Policy, as it may be amended from time to time (the “Policy”).  The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) the

Policy or any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant.  To the extent that the terms of this Award Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

18.                               Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant. This Award Agreement and all actions taken shall be governed by and constructed in accordance with the laws of the State of Texas. In the event of conflict between this Award Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Committee shall have authority to construe the terms of this Award Agreement, and the Committee’s determinations shall be final and binding on Participant and the Company.

19.                               Consent to Electronic Delivery; Electronic Signature. Except as otherwise prohibited by law, in lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectuses supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his electronic signature is the same as, and shall have the same force and effect as, his manual signature.

20.                               Governing Law.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable United States federal law.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Participant has executed this Agreement as of the day and year first above written.

VERITEX HOLDINGS, INC.

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Its:

PARTICIPANT

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